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                                                                  EXECUTION COPY

                                                                     EXHIBIT 4.4

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                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of June 22, 2004

                                  by and among

                              IASIS HEALTHCARE LLC
                            IASIS CAPITAL CORPORATION

                        The Guarantors Signatories Hereto

                                       and

                         BANC OF AMERICA SECURITIES LLC
                          CITIGROUP GLOBAL MARKETS INC.
                              GOLDMAN, SACHS & CO.
                              LEHMAN BROTHERS INC.
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                          WACHOVIA CAPITAL MARKETS, LLC

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      This Registration Rights Agreement (this "Agreement") is made and entered into as of June 22, 2003, by and among IASIS Healthcare LLC, a Delaware limited liability company, and IASIS Capital Corporation, a Delaware corporation (together, the "Company"), the subsidiaries of the Company listed on the signature pages hereof (the "Guarantors") and Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC (collectively, the "Initial Purchasers"), who have agreed to purchase the Company's 8-3/4% Senior Subordinated Notes due 2014 (the "Initial Notes") pursuant to the Purchase Agreement (as defined below).

      This Agreement is made pursuant to the Purchase Agreement, dated June 10, 2004 (the "Purchase Agreement"), by and among the Company, IASIS Healthcare Corporation, the Guarantors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Notes, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 7 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated as of the date hereof, by and among the Company, the Guarantors and The Bank of New York Trust Company, N.A., as Trustee (the "Trustee"), relating to the Initial Notes and the Exchange Notes (as defined below) (the "Indenture").

      The parties hereby agree as follows:

SECTION 1. DEFINITIONS

      As used in this Agreement, the following capitalized terms shall have the following meanings:

      Act: The Securities Act of 1933, as amended.

      Affiliate: As defined in Rule 144.

      Broker-Dealer: Any broker or dealer registered under the Exchange Act.

      Business Day: Any day except a Saturday, Sunday or other day in the City of New York on which banks are authorized or ordered to close.

      Closing Date: The date hereof.

      Commission: The Securities and Exchange Commission.

      Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of such Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Exchange Notes to be registered in the same aggregate principal amount as the aggregate principal amount of Initial Notes tendered by the Holders thereof pursuant to the Exchange Offer.

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      controlling person: As defined in Section 8(a) hereof.

      Effectiveness Deadline: As defined in Sections 3(a) and 4(a) hereof.

      Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

      Exchange Notes: The Company's 8-3/4% Senior Notes due 2014 to be issued pursuant to the Indenture: (i) in the Exchange Offer or (ii) as contemplated by
Section 4 hereof.

      Exchange Offer: The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Initial Notes that are tendered by such Holders in connection with such exchange and issuance.

      Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

      Filing Deadline: As defined in Sections 3(a) and 4(a) hereof.

      Guarantors: The Guarantors defined in the preamble hereto and any Person that becomes a guarantor of Notes after the date hereof pursuant to the terms of the Indenture.

      Holders: As defined in Section 2 hereof.

      Indemnified Holder: As defined in Section 8(a) hereof.

      indemnified party: As defined in Section 8(c) hereof.

      indemnifying party: As defined in Section 8(c) hereof.

      Notes: Initial Notes and Exchange Notes (including guarantees thereof by the Guarantors).

      Person: An individual, partnership, limited liability company, corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

      Recommencement Date: As defined in Section 6(d) hereof.

      Registration Default: As defined in Section 5 hereof.

      Registration Statement: Any registration statement of the Company and the Guarantors relating to (a) an offering of any Exchange Notes (including guarantees thereof by the Guarantors) pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed

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pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

      Regulation S: Regulation S promulgated under the Act.

      Rule 144: Rule 144 promulgated under the Act.

      Shelf Registration Statement: As defined in Section 4 hereof.

      Special Interest: As defined in Section 5 hereof.

      Suspension Notice: As defined in Section 6(d) hereof.

      TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

      Transfer Restricted Securities: Each Initial Note, until the earliest to occur of (a) the date on which such Initial Note has been exchanged by a Person other than a Broker-Dealer for a Exchange Note in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) following the exchange by a Broker-Dealer in the Exchange Offer of an Initial Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Initial Note has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued Exchange Notes), and (d) the date on which such Initial Note is distributed to the public pursuant to Rule 144 (and the purchasers thereof have been issued Exchange Notes).

SECTION 2. HOLDERS

      A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

      (a) Unless the Exchange Offer shall not be permitted by applicable federal law or policy of the Commission (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company shall, and shall cause the Guarantors to (i) file the Exchange Offer Registration Statement with the Commission no later than 90 days after the Closing Date (such 90th day being the "Filing Deadline"), (ii) use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective no later than 180 days after the Closing Date (such 180th day being the "Effectiveness Deadline"),
(iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to

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permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, use all commercially reasonable efforts to commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (x) registration of the Exchange Notes to be offered in exchange for Initial Notes that are Transfer Restricted Securities and (y) resales of Exchange Notes by any Broker-Dealer that tendered into the Exchange Offer for Initial Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

      (b) The Company shall use, and shall cause the Guarantors to use, all commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company shall cause, and shall cause the Guarantors to cause, the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes and the guarantees thereof shall be included in the Exchange Offer Registration Statement. The Company shall use, and shall cause the Guarantors to use, all commercially reasonable efforts to cause the Exchange Offer to be Consummated on or prior to 30 Business Days after the Exchange Offer Registration Statement has become effective, or longer, if required by the federal securities laws.

      (c) The Company and the Guarantors shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any Affiliate of the Company) may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

      Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Company and the Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Company agree to use, and to cause the Guarantors to use, all commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer is Consummated, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company shall provide sufficient copies of the

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latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one day after such request, at any time during such period.

SECTION 4. SHELF REGISTRATION

      (a) Shelf Registration. If (i) the Exchange Offer is not Consummated by the deadline specified therefor in Section 3(b) hereof, (ii) the Company and the Guarantors are not permitted to conduct or Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or policy of the Commission (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(i) below) or (iii) any Holder notifies the Company in writing prior to the 20th Business Day following the Consummation of the Exchange Offer that (A) upon advice of counsel such Holder was prohibited by law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus, and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Notes acquired directly from the Company or any Affiliates of the Company, then the Company shall use, and shall cause the Guarantors to use:

   (x) all commercially reasonable efforts, on or prior to 30 days after the earlier of (i) the deadline date specified in clause (a)(i) above, (ii) the date on which the Company determines that the Exchange Offer Registration Statement will not be or cannot be, as the case may be, filed as a result of clause (a)(ii) above and (iii) the date on which the Company receives the notice specified in clause (a)(iii) above (30 days after such earlier date, the "Filing Deadline"), to file a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "Shelf Registration Statement")), relating to all Transfer Restricted Securities of Holders that have provided the information required pursuant to
Section 4(b) hereof, and

   (y) all commercially reasonable efforts to cause such Shelf Registration Statement to become effective on or prior to 60 days after the Filing Deadline for the Shelf Registration Statement (such 60th day the "Effectiveness Deadline").

      If, after the Company and the Guarantors have filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company and the Guarantors are required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law or policy of the Commission (i.e., Section 4(a)(ii) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company and the Guarantors shall remain obligated to meet the Effectiveness Deadline set forth in clause (y) above.

      The Company shall use, and shall cause the Guarantors to use, all commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that the Shelf Registration Statement (i) is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and (ii) conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Sections 6(c)(i) and (d) hereof) following the Closing Date, or

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such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

      (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in
Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary prospectus included therein. No Holder shall be entitled to Special Interest pursuant to Section 5 hereof unless and until such Holder shall have provided all such information (it being understood that Special Interest shall not accrue for the benefit of any Holder until such Holder provides such information). Each selling Holder agrees to promptly furnish to the Company additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. SPECIAL INTEREST

      If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated on or prior to 30 Business Days after the Effectiveness Deadline with respect to the Exchange Offer Registration Statement or (iv) subject to Section 6(c)(i) hereof, any Registration Statement required by this Agreement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iv), a "Registration Default"), then, subject to Section 4(b) hereof, the Company and the Guarantors hereby jointly and severally agree to pay to each Holder affected thereby special interest ("Special Interest"), with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to 0.25% per annum on the outstanding principal amount of Transfer Restricted Securities held by such Holder. The amount of Special Interest described in the preceding sentence shall increase by an additional 0.25% per annum on the outstanding principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest for all Registration Defaults of 1.00% per annum on the outstanding principal amount of Notes constituting Transfer Restricted Securities; provided that the Company and the Guarantors shall in no event be required to pay Special Interest for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause
(i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (ii) above, (3) upon Consummation of the Exchange Offer, in the case of clause (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of clause (iv) above, the Special Interest payable with respect

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to the Transfer Restricted Securities as a result of such clause (i), (ii),
(iii) or (iv), as applicable, shall cease.

      All accrued Special Interest shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

      (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall, and shall cause the Guarantors to, (x) comply with all applicable provisions of Section 6(c) below, (y) use all commercially reasonable efforts to effect such exchange and to permit the resale of Exchange Notes by any Broker-Dealer that tendered in the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any Affiliates of the Company) being sold in accordance with the intended method or methods of distribution thereof, and
(z) comply with all of the following provisions:

            (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

            (ii) As a condition to its participation in the Exchange Offer, each Holder (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. Each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes hereby acknowledges and agrees that, if the resales are of Exchange Notes obtained by such Holder in exchange

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      for Initial Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

            (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's and each Guarantor's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

      (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply, and shall cause the Guarantors to comply, with all the provisions of Section 6(c) below, and the Company shall use, and shall cause the Guarantors to use, all commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

      (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall, and shall cause the Guarantors to:

            (i) use all commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 hereof, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of a material fact or omit to state any material fact necessary to make the

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      statements therein not misleading or (B) not to be effective or usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use all commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that it is in the best interests of the Company and the Guarantors not to disclose the existence of, or facts surrounding, any proposed or pending material corporate transaction or other material development involving the Company or the Guarantors, the Company and the Guarantors may allow the Shelf Registration Statement to fail to be effective or the Prospectus contained therein to be unusable as a result of such nondisclosure for up to ninety (90) days in any year during the two-year period of effectiveness required by Section 4 hereof;

            (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

            (iii) with respect to a Shelf Registration Statement, advise the selling Holders promptly and, if requested by such Person, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and
      (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission issues any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority issues an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use all commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

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            (iv)  subject to Section 6(c)(i) hereof, if any fact or event contemplated by Section 6(c)(iii)(D) above exists or has occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (v) with respect to a Shelf Registration Statement, furnish to the Initial Purchasers and each selling Holder named in any Registration Statement or Prospectus in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the selling Holders of the Transfer Restricted Securities covered by such Registration Statement in connection with such sale, if any, have reasonably objected within five Business Days after the receipt thereof. A selling Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

            (vi) with respect to a Shelf Registration Statement, use commercially reasonable efforts, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, to provide copies of such document to the selling Holders in connection with such sale, if any, make the Company's and the Guarantors' representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders may reasonably request;

            (vii) with respect to a Shelf Registration Statement, make available at reasonable times for inspection by the selling Holders participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders, all financial and other records, pertinent corporate documents of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such selling Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

            (viii) with respect to a Shelf Registration Statement, if requested by any selling Holders in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

            (ix) with respect to a Shelf Registration Statement, furnish to each selling Holder in connection with such sale, if any, without charge, one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

            (x) with respect to a Shelf Registration Statement, deliver to each selling Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

            (xi) with respect to a Shelf Registration Statement, upon the request of any selling Holder, enter into such agreements (including underwriting agreements containing customary terms) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, the Company shall, and shall cause the Guarantors to:

            (A) upon request of any selling Holder, furnish (or in the case of paragraphs (2) and (3), use all commercially reasonable efforts to cause to be furnished) to each selling Holder, upon the effectiveness of the Shelf Registration Statement:

                  (1) a certificate, dated such date, signed on behalf of the Company and each Guarantor by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company and such Guarantor, confirming, as of the date thereof, the matters, to the extent applicable, set forth in paragraphs (a) and
            (b) of Section 7 of the Purchase Agreement and such other similar matters as the selling Holders may reasonably request;

                  (2) an opinion, dated the date of effectiveness of the Shelf Registration Statement of counsel for the Company and the Guarantors covering customary matters and such other matters as the selling Holders may reasonably request, and in any event including a statement (or a separate letter) with respect to the Registration Statement and the related Prospectus to the effect set forth in a customary negative assurance letter; and

                  (3) a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 7(g) of the Purchase Agreement;

            (B) set forth in full or incorporated by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

            (C) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with clause (A) above and with any customary conditions contained in any agreement entered into by the Company and the Guarantors pursuant to this clause (xi);

            If at any time the representations and warranties of the Company and each of the Guarantors set forth in the certificate contemplated in clause
      (A)(1) above cease to be true and correct, the Company shall so advise the Initial Purchasers and the underwriters, if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

            (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

            (xiii) issue, upon the request of any Holder of Initial Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Initial Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder, such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Exchange Notes; in return, the Initial Notes held by such Holder shall be surrendered to the Company for cancellation;

            (xiv) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

            (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

            (xvi) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

            (xvii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use all commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

            (xviii) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or
      Section 15(d) of the Exchange Act.

      (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(iii)(C) hereof or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(i) or Section 6(c)(iii)(D) hereof (in each case, a "Suspension Notice"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or
(ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

SECTION 7. REGISTRATION EXPENSES

      (a) All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement will be borne by the Company and the Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone;
(iv) all fees and disbursements of counsel for the Company and the Guarantors;
(v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

      The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

      (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel (not to exceed $25,000), who shall be Latham & Watkins LLP, unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. INDEMNIFICATION

      (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners and employees of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), from and against any and all losses, claims, damages, liabilities or judgments, (including without limitation, any legal or other expenses reasonably incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Exchange Notes or registered Initial Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders.

      (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with reference to information relating to such Indemnified Holder furnished in writing to the Company by such Indemnified Holder expressly for use in any Registration Statement. In no event shall any Indemnified Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Indemnified Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the amount paid by such Indemnified Holder for such Transfer Restricted Securities.

      (c) In case any action shall be commenced involving any Person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) hereof (the "indemnified party"), the indemnified party shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b) hereof, an Indemnified Holder shall not be required to assume the defense of such action pursuant to this
Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Indemnified Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party has been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Indemnified Holders, in the case of the parties indemnified pursuant to Section 8(a) hereof, and by the Company, in the case of parties indemnified pursuant to Section 8(b) hereof. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected with its written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

      (d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantor, on the one hand, or by the Indemnified Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

      The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Transfer Restricted Securities plus (B) the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this
Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

      The agreements contained in this Section 8 shall survive the sale of the Transfer Restricted Securities pursuant to a Registration Statement and shall remain in full force and effect regardless of any termination or cancellation of this Agreement.

SECTION 9. RULE 144A AND RULE 144

      The Company and each Guarantor hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or such Guarantor is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Act.

SECTION 10. MISCELLANEOUS

      (a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and/or the Guarantors to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under Sections 3 and 4 hereof. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

      (b) No Inconsistent Agreements. Neither the Company nor any Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any Guarantor has previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Guarantors' securities under any agreement in effect on the date hereof.

      (c) Adjustments Affecting the Notes. Neither the Company nor any of the Guarantors shall take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

      (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

      (e) Additional Guarantors. IASIS Healthcare LLC shall cause any of its Subsidiaries (as defined in the Indenture) that becomes, prior to the Consummation of the Exchange Offer, a Guarantor in accordance with the terms and provisions of the Indenture to become a party to this Agreement as a Guarantor.

      (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

      (g) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), facsimile, or air courier guaranteeing overnight delivery:

            (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

            (ii)  if to the Company or the Guarantors:

                  IASIS Healthcare LLC
                  117 Seaboard Lane
                  Building E
                  Franklin, Tennessee 37067
                  Facsimile No.: (615) 846-3006
                  Attention:  General Counsel

                  With a copy to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, New York  10006
                  Facsimile No.: (212) 225-3999
                  Attention:  Michael L. Ryan

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

      Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

      Upon the date of filing of the Exchange Offer or a Shelf Registration Statement, as the case may be, notice shall be delivered to the Initial Purchasers in the form attached hereto as Exhibit A.

      (h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

      (i) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (k) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

      (l) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      (m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                            [Signature pages follow]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  IASIS HEALTHCARE LLC

                                           By: /s/ W. Carl Whitmer
                                               -------------------------------
                                               Name: W. Carl Whitmer
                                               Title: Chief Financial Officer

                                  IASIS CAPITAL CORPORATION

                                           By: /s/ W. Carl Whitmer
                                               -------------------------------
                                               Name: W. Carl Whitmer
                                               Title: Chief Financial Officer

                                   MEMORIAL HOSPITAL OF TAMPA, LP
                                   MESA GENERAL HOSPITAL, LP
                                   PALMS OF PASADENA HOSPITAL, LP
                                   SOUTHWEST GENERAL HOSPITAL, LP
                                   ST. LUKE'S BEHAVIORAL HOSPITAL, LP
                                   ST. LUKE'S MEDICAL CENTER, LP
                                   TEMPE ST. LUKE'S HOSPITAL, LP
                                   TOWN & COUNTRY HOSPITAL, LP

                                       By: IASIS Healthcare Holdings, Inc.,
                                           as General Partner

                                           By: /s/ Frank A. Coyle
                                               -------------------------------
                                               Name: Frank A. Coyle
                                               Title: Secretary

                                 SEABOARD DEVELOPMENT LLC

                                         By: /s/ Frank A. Coyle
                                             --------------------------------
                                             Name: Frank A. Coyle
                                             Title: Secretary

                                 ARIZONA DIAGNOSTIC & SURGICAL CENTER, INC.
                                 BROOKWOOD DIAGNOSTIC CENTER OF TAMPA, INC.
                                 IASIS PHYSICIAN SERVICES, INC.
                                 CLINICARE OF TEXAS, INC.
                                 IASIS HOME INFUSION AND MEDICAL EQUIPMENT, INC. IASIS TRANSCO, INC.
                                 MCS/AZ, INC.
                                 PALMS OF PASADENA HOMECARE, INC.
                                 TAMPA BAY STAFFING SOLUTIONS, INC.
                                 BAPTIST JOINT VENTURE HOLDINGS, INC.
                                 BEAUMONT HOSPITAL HOLDINGS, INC.
                                 BILTMORE SURGERY CENTER HOLDINGS, INC.
                                 CLINICARE OF UTAH, INC.
                                 DAVIS HOSPITAL HOLDINGS, INC.
                                 DAVIS SURGICAL CENTER HOLDINGS, INC.
                                 FIRST CHOICE PHYSICIANS NETWORK HOLDINGS, INC. IASIS FINANCE, INC.
                                 IASIS HEALTHCARE HOLDINGS, INC.
                                 IASIS HOSPITAL NURSE STAFFING COMPANY
                                 IASIS MANAGEMENT COMPANY
                                 JORDAN VALLEY HOSPITAL HOLDINGS, INC.
                                 METRO AMBULATORY SURGERY CENTER, INC.
                                 PIONEER VALLEY HEALTH PLAN, INC.
                                 PIONEER VALLEY HOSPITAL, INC.
                                 ROCKY MOUNTAIN MEDICAL CENTER, INC.
                                 SALT LAKE REGIONAL MEDICAL CENTER, INC.
                                 SOUTHRIDGE PLAZA HOLDINGS, INC.
                                 SSJ ST. PETERSBURG HOLDINGS, INC.
                                 BILTMORE SURGERY CENTER, INC.
                                 NORTH VISTA HOSPITAL, INC.

                                         By: /s/ Frank A. Coyle
                                             --------------------------------
                                             Name: Frank A. Coyle
                                             Title: Secretary

BANC OF AMERICA SECURITIES LLC

By: /s/ James D. Jeffries
    -------------------------------
    Name: James D. Jeffries
    Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Richard Landgarten
    -------------------------------
    Name: Richard Landgarten
    Title: Managing Director,
           US Co-Head of Health Care
           Investment Banking

GOLDMAN, SACHS & CO.

By: /s/ Goldman, Sachs & Co.
    -------------------------------
    Name:
    Title:

LEHMAN BROTHERS INC.

By: /s/ Stephen Mehos
    -------------------------------
    Name: Stephen Mehos
    Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
                   INCORPORATED

By: /s/ M. Toby King
    ------------------------------
    Name: M. Toby King
    Title: Vice President

WACHOVIA CAPITAL MARKETS, LLC

By: /s/ Lewis S. Morris, III
    ------------------------------
    Name: Lewis S. Morris, III
    Title: Vice President

                                    EXHIBIT A

                   NOTICE OF FILING OF REGISTRATION STATEMENT

To:   Banc of America Securities LLC
      Citigroup Global Markets Inc.
      Goldman, Sachs & Co.
      Lehman Brothers Inc.
      Merrill Lynch, Pierce, Fenner & Smith Incorporated
      Wachovia Capital Markets, LLC
          c/o Banc of America Securities LLC
          9 West 57th Street, 2M Floor
          New York, New York  10019
          Attn: High Yield Syndicate Department
          Fax:  (212) 583-8324

From: IASIS Healthcare LLC
      117 Seaboard Lane
      Building E
      Franklin, Tennessee  37067
      Fax:  (615) 846-3006

Re: 8-3/4% Senior Subordinated Notes due 2014

Date: ________________, 2004

      For your information only (NO ACTION REQUIRED):

            Today, ________________, 2004, we filed with the Securities and Exchange Commission [an Exchange Registration Statement] [a Shelf Registration Statement] relating to the 8-3/4% Senior Subordinated Notes due 2014 of IASIS Healthcare LLC and IASIS Capital Corporation. We currently expect this registration statement to be declared effective within __ business days of the date hereof.